Exhibit 99.1

ProPhase Labs Announces Significant Laboratory Expansion

Expanding in-house clinical testing capabilities

Initiates plans to build new genomics laboratory

Garden City, NY, June 13, 2022 (GLOBE NEWSWIRE) — ProPhase Labs, Inc. (NASDAQ: PRPH), a diversified diagnostics and genomics company, today announced that it has partnered with world-renowned healthcare diagnostics innovators for new clinical chemistry, immunoassay, hematology, hemostasis and urinalysis analyzers as part of its plan to significantly expand its in-house clinical testing capabilities. State-of-the-art clinical testing equipment has been procured and a new lease executed for additional space at the company’s corporate headquarters in Garden City, New York. Plans are also under way to expand the company’s in-house genomics testing offerings.

ProPhase Labs relocated to its current headquarters in January 2021 and built from scratch a 25,000 square foot state-of-the-art CLIA certified laboratory to support the company’s growing COVID-19 testing franchise. The additional space announced today will be used to expand the company’s high complexity molecular diagnostics laboratory services to include traditional clinical testing across multiple specialty areas. ProPhase is also in the process of building a new genomics laboratory at its Garden City facility to be outfitted with industry-leading Next Generation Sequencing (NGS) to perform Whole Genome Sequencing (WGS) and an array of genetic test offerings for both clinical and research purposes.

Ted Karkus, ProPhase Lab’s Chief Executive Officer, commented, “We are very excited to broaden ProPhase’s testing capabilities at our Garden City headquarters. In addition to leveraging our established customer base for COVID-19 and upper respiratory testing, with this new space we will be able to offer crucial clinical diagnostics testing that is scalable and can be tailored to the specific needs of physicians and research organizations.

In parallel, as we build out our genomics laboratory, we will be able to provide physician tailored genetic tests as well as whole genome sequencing for universities conducting genetic research.

Genetic research is a major growth industry, continually working to develop more precise diagnoses and treatments. This research may ultimately prevent major illnesses, making it one of the most important life science fields.

Genetic research is therefore at the heart of personalized precision medicine – the future of healthcare – and we believe that ProPhase is well-positioned to play a key role in the industry’s expansion. Our goal is to be one of the leading state-of-the-art genomics testing laboratories in the country.

Looking forward, we are also working toward providing our whole genome sequencing tests in food, drug and mass retail stores, leveraging our current distribution and infrastructure and complementing our direct-to-consumer online business,” concluded Mr. Karkus.

New Clinical Testing Offerings

Testing capabilities will include and are not limited to:

●	Chemistry and Immunoassay: General chemistry, diabetes, toxicology, therapeutic drug monitoring, auto-immune diseases, cardiac function, reproductive, endocrinology, STI and oncology.
●	Hematology: Complete blood count automated/manual, individual cell differential, retic analysis and platelet assay.
●	Hemostasis: Coagulation function testing which includes platelet count, bleeding time, partial thromboplastin time, prothrombin time and Factor Assays.
●	Urinalysis: Fully automated microscopic and complete urinalysis solution.

Planned Genomics Diagnostic Offerings

In conjunction with the expansion of its clinical lab, ProPhase is taking steps to expand its offerings to include whole genome sequencing and an array of genetic tests in-house and is in the process of purchasing multiple high-throughput sequencing machines for this purpose. This expansion includes the capabilities to extract DNA and RNA from multiple sources. The purity and concentration of DNA and RNA obtained, which is key to obtaining genetic data, will be performed in our Garden City, New York CLIA certified lab.

About ProPhase Labs

ProPhase Labs, Inc. (Nasdaq: PRPH) (“ProPhase”) is a diversified diagnostics and genomics company that seeks to leverage its CLIA lab services to provide whole genome sequencing and research direct to consumers and build a genomics data base to be used for further research. The Company continues to provide traditional CLIA molecular laboratory services, including COVID-19 testing.

ProPhase Diagnostics, Inc. (“ProPhase Diagnostics”), a wholly-owned subsidiary of ProPhase, offers a broad array of clinical diagnostic and testing services at its CLIA certified laboratories including state-of-the-art polymerase chain reaction (PCR) testing for SARS-CoV-2 (COVID-19). Critical to COVID-19 testing, ProPhase Diagnostics provides fast turnaround times for results. ProPhase Diagnostics also offers best-in-class rapid antigen and antibody/immunity tests to broaden its COVID-19 testing beyond RT-PCR testing. Announced plans for expansion of lab to include traditional clinical testing and genomics testing.

ProPhase Precision Medicine, Inc. (“ProPhase Medicine”), a wholly-owned subsidiary of ProPhase, focuses on genomics testing technologies, a comprehensive method for analyzing entire genomes, including the genes and chromosomes in DNA. The data obtained from genomic testing can help to identify inherited disorders and tendencies, help predict disease risk, help identify expected drug response, and characterize genetic mutations, including those that drive cancer progression. ProPhase Medicine is currently selling Nebula Genomics whole genome sequencing products direct-to-consumer online, with plans to sell in food, drug and mass (FDM) stores and to provide testing for universities conducting genomic research.

ProPhase Global Healthcare, Inc., a subsidiary of ProPhase, was formed to seek to expand the Company’s SARS-CoV-2 (COVID-19) testing into other countries and to pursue additional healthcare-related initiatives.

ProPhase has decades of experience researching, developing, manufacturing, distributing, marketing, and selling OTC consumer healthcare products and dietary supplements under the TK Supplements® brand and Pharmaloz contract manufacturing subsidiary.

ProPhase actively pursues strategic investments and acquisition opportunities for other companies, technologies, and products.

For more information, visit www.ProPhaseLabs.com.

Forward Looking Statements

Except for the historical information contained herein, this document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our strategy, plans, objectives and initiatives, including statements regarding our plans to expand our lab services to include traditional clinical testing and genomics testing, to build out a new genomics laboratory, to provide testing for universities conducting genomic research and to sell our whole genome sequencing products in food, drug and mass (FDM) stores. Management believes that these forward-looking statements are reasonable as and when made. However, such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to differ materially from those projected in the forward-looking statements. These risks and uncertainties include but are not limited to general economic conditions, consumer demand for our lab processing and genomic testing services, our ability to purchase the necessary equipment in a timely and cost-effective manner, challenges relating to entering into and growing new business lines, the competitive environment, our failure to obtain and maintain necessary regulatory approvals, and the risk factors listed from time to time in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and any other SEC filings. The Company undertakes no obligation to update forward-looking statements except as required by applicable securities laws. Readers are cautioned that forward-looking statements are not guarantees of future performance and are cautioned not to place undue reliance on any forward-looking statements.

Media Relations and Institutional Investor Contact:

ProPhase Labs, Inc.

267-880-1111

investorrelations@prophaselabs.com

Retail Investor Relations Contact:

Renmark Financial Communications

John Boidman

514-939-3989

Jboidman@renmarkfinancial.com